CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401
HEADLINE:	Omega Financial Corporation Fourth Quarter Earnings Up 7.3%

FOR IMMEDIATE RELEASE — January 25, 2008 —

STATE COLLEGE, PA – Net income for Omega Financial Corporation (NASDAQ:OMEF) rose by 7.3% to $4.705 million, or $.37 per diluted share, in the fourth quarter of 2007 compared to $4.386 million, or $.35 per diluted share, during the same period in 2006. Net income for calendar year 2007, was $21.097 million, representing a 3.3% increase over 2006 earnings of $20.431 million.

Donita R. Koval, Omega’s president and chief executive officer, noted that both the fourth quarter and calendar year 2007 results reflected the Corporations ongoing efforts in managing the net interest margin, growing service revenues and wealth management income and controlling non-interest expenses.

Koval stated the company’s net interest margin for the fourth quarter of 2007 increased 7 basis points to 4.21% from the fourth quarter of 2006 of 4.14% on a fully tax-equivalent basis. The company’s Return on Average Assets increased 11.2%, to 1.06%, and Return on Average Equity increased 4.6% to 5.61%, when compared to the same period in 2006.

For the year, Omega’s net interest margin rose 12 basis points to 4.19% from 4.07% in 2006. The company’s Return on Average Assets was 1.17% and Return on Average Equity 6.36%, representing an increase of 8.8% and .7%, respectively.

The net interest margin grew despite decreases in net interest income of $.2 million for the quarter and $1.2 million for the year. Koval noted that 2006 net interest income included $1.0 million attributable to three branches sold in the final quarter of 2006.

In the fourth quarter of 2007, Omega reported a provision for loan losses of $.6 million compared to $2.8 million during the same period in 2006. The year to date provision for loan loss in 2007 totals $2.2 million compared to $3.9 million in 2006. The higher level of loan loss provision in 2006 related primarily to specific provisions recorded for two large commercial borrowers. In the fourth quarter of 2006, one of the borrower’s loans was sold, while in May 2007, the other borrower emerged from bankruptcy reorganization and as a result $4.4 million of this borrowers loans were charged off in the second quarter of 2007. As of December 31, 2007, total loans outstanding to this borrower totaled $14.9 million, with a specific allocation of the loan loss allowance totaling $1.8 million, which management deems to be adequate. This compares to total loans outstanding to this borrower of $16.8 million with a specific allocation of loan loss allowance of $5.3 million as of December 31, 2006. Although the borrower is current with all payments, these loans remain on non-accrual status until the new entity demonstrates consistent positive operating cash flow.

Other income for the fourth quarter of 2007, excluding gains on the sale of investment securities and other assets, increased $.2 million or 2.53% as compared to the same period last year. Year to date non-interest income, excluding gains on the sale of investments and other assets, increased $1.3 million or 4.95% to $27.411 million due primarily to increases in deposit and loan fees as well as growth in wealth management fees. The three branch locations sold in 2006 contributed $.2 million of non-interest income in 2006.

Other expense increased in the fourth quarter of 2007 by $.1 million or .81%, and decreased $1.5 million or 2.54% for the year of 2007. Included in other expense for both the fourth quarter and year of 2007 is $.8 million in expenses related to the announced merger with F.N.B. Corporation. These expenses were offset by decreases in other areas such as renegotiations on key operating contracts and restructuring of certain business lines, including the formation of a mortgage joint venture. The three branch locations sold in the fourth quarter of 2006 contributed $.7 million of non-interest expense in 2006.

In the fourth quarter of 2007, the Company signed a definitive merger agreement with F.N.B. Corporation (NYSE:FNB) pursuant to which F.N.B. Corporation will acquire Omega. The combination of the two organizations will create the fifth largest bank holding company based in Pennsylvania with approximately $8 billion in total assets and over 210 full service branches serving commercial and consumer customers in 35 counties in Pennsylvania and Northeast Ohio.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change

Earnings:
Net income	$4,705	$4,386	7.3%	$21,097	$20,431	3.3%

Per share statistics: *
Diluted earnings	$.37	$.35	5.7%	$1.67	$1.62	3.1%
Dividends declared — common	.31	.31	—	1.24	1.24	—
Book value — common	26.43	25.76	2.6	26.43	25.76	2.6
Book value — tangible	13.37	12.61	6.0	13.37	12.61	6.0
Market value — High	32.40	33.50	(3.3)	34.49	34.21	0.8
Low	24.45	29.48	(17.1)	20.97	27.88	(24.8)

Financial position at period end:
Assets	$1,789,100	$1,815,818	(1.5)%	$1,789,100	$1,815,818	(1.5)%
Net loans	1,090,284	1,135,048	(3.9)	1,090,284	1,135,048	(3.9)
Deposits	1,280,869	1,325,763	(3.4)	1,280,869	1,325,763	(3.4)
Shareholders’ equity	334,749	325,211	2.9	334,749	325,211	2.9

Average Balances:
Assets	$1,781,140	$1,846,561	(3.5)%	$1,796,135	$1,893,973	(5.2)%
Net loans	1,095,940	1,147,555	(4.5)	1,120,728	1,172,033	(4.4)
Deposits	1,283,349	1,359,209	(5.6)	1,299,668	1,397,648	(7.0)
Shareholders’ equity	335,680	327,203	2.6	331,636	323,370	2.6

Non-Performing Loans at period end:
Non-accrual loans	$21,510	$21,001	2.4%	$21,510	$21,001	2.4%
Accruing loans past due 90 days or more	6,891	2,327	196.1	6,891	2,327	196.1

Profitability ratios — annualized: *
Return on average assets	1.06%	0.95%	11.2%	1.17%	1.08%	8.8%
Return on tangible assets	1.17	1.04	12.5	1.29	1.18	9.3
Return on average stated equity (1)	5.61	5.36	4.6	6.36	6.32	0.7
Return on average tangible equity (2)	11.07	10.91	1.5	12.72	13.22	(3.8)
Net interest margin — fully tax equivalent	4.21	4.14	1.7	4.19	4.07	2.9

Shares outstanding at period end: *
Common	12,665,613	12,622,802	0.3%	12,665,613	12,622,802	0.3%

(1) Average stated equity is equal to average shareholders’ equity.
(2) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	(Unaudited)
	December 31,	December 31,
	2007	2006
Assets
Cash and due from banks	58,946	56,225
Interest bearing deposits with other banks	11,473	12,073
Federal funds sold	41,750	—
Trading securities	61	48
Investment securities available for sale	276,525	291,807
Other investments	12,116	12,087
Investment in unconsolidated subsidiary	1,625	1,625
Loans held for sale	414	531
Total portfolio loans	1,102,756	1,151,861
Less: Allowance for loan losses	(12,886)	(17,344)

Net portfolio loans	1,089,870	1,134,517
Premises and equipment, net	29,107	30,861
Other real estate owned	1,424	512
Bank-owned life insurance	75,783	76,341
Investment in limited partnerships	5,000	5,763
Core deposit intangibles	4,905	5,641
Other intangibles	975	1,085
Goodwill	159,567	159,387
Other assets	19,559	27,315
TOTAL ASSETS	$1,789,100	$1,815,818

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$235,948	$232,335
Interest bearing	1,044,921	1,093,428

Total deposits	1,280,869	1,325,763
Short-term borrowings	78,449	65,712
ESOP debt	—	1,481
Junior subordinated debentures	55,695	56,193
Long-term debt	26,434	27,877
Other interest bearing liabilities	843	858
Other liabilities	12,061	12,723

TOTAL LIABILITIES	1,454,351	1,490,607
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,900,229 shares at December 31, 2007
12,823,471 shares at December 31, 2006	64,517	64,133
Outstanding -
12,665,613 shares at December 31, 2007
12,622,802 shares at December 31, 2006
Capital surplus	104,750	103,149
Retained earnings	170,167	164,653
Accumulated other comprehensive income	2,453	313
Unearned compensation related to ESOP debt	—	(859)
Cost of common stock in treasury:
234,616 shares at December 31, 2007;
200,669 shares at December 31, 2006	(7,138)	(6,178)
TOTAL SHAREHOLDERS’ EQUITY	334,749	325,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,789,100	$1,815,818

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Interest Income:
Interest and fees on loans	$19,314	$20,273	$78,914	$81,103
Interest and dividends on investment securities	3,426	3,294	13,686	12,518
Other interest income	606	308	1,378	1,166

TOTAL INTEREST INCOME.	23,346	23,875	93,978	94,787
Interest Expense:
Interest on deposits	6,612	6,838	26,593	25,966
Interest on short-term borrowings	517	589	2,536	2,731
Interest on long-term debt and other interest bearing liabilities	1,261	1,253	5,024	5,024

TOTAL INTEREST EXPENSE	8,390	8,680	34,153	33,721

NET INTEREST INCOME	14,956	15,195	59,825	61,066
Provision for loan losses	595	2,776	2,155	3,896

INCOME FROM CREDIT ACTIVITIES	14,361	12,419	57,670	57,170
Other Income:
Service fees on deposit accounts	2,719	2,584	10,410	10,130
Service fees on loans	392	365	1,499	1,635
Earnings on bank-owned life insurance	627	634	2,556	2,413
Trust fees	1,055	999	4,312	4,063
Investment and insurance product sales	629	732	2,868	2,942
Gain on sale of loans and other assets	34	2,147	39	2,380
Net gains (losses) on the sale of investment securities	141	(426)	632	389
Other	1,388	1,328	5,766	4,934

TOTAL OTHER INCOME	6,985	8,363	28,082	28,886
Other Expense:
Salaries and employee benefits	7,335	7,209	28,667	29,398
Net occupancy expense	1,120	1,111	4,266	4,318
Equipment expense	1,069	1,189	4,554	4,571
Data processing service	573	641	2,389	2,642
Pennsylvania shares tax	776	727	3,009	2,765
Amortization of intangible assets	211	218	845	882
Merger Expense	765	—	765	—
Other	3,418	4,050	13,600	15,033

TOTAL OTHER EXPENSE	15,267	15,145	58,095	59,609

Income before income taxes and discontinued operations	6,079	5,637	27,657	26,447
Income tax expense	1,374	1,030	6,560	5,702

Income from continuing operations	4,705	4,607	21,097	20,745
Discontinued operations:
Income from discontinued operations, net of tax	—	446	—	446
Loss on disposal of discontinued operations, net of tax	—	(667)	—	(760)

Income (Loss) from discontinued operations	—	(221)	—	(314)
NET INCOME	$4,705	$4,386	$21,097	$20,431

Net income per common share
Basic	$0.37	$0.35	$1.67	$1.62
Diluted	$0.37	$0.35	$1.67	$1.62
Net income per common share from continuing operations
Basic	$0.37	$0.37	$1.67	$1.65
Diluted	$0.37	$0.36	$1.67	$1.65
Net income per common share from discontinued operations
Basic	$—	$(0.02)	$—	$(0.02)
Diluted	$—	$(0.02)	$—	$(0.02)
Weighted average shares and equivalents
Basic	12,640	12,591	12,631	12,577
Diluted	12,653	12,627	12,643	12,610
Dividends declared per share
Common	$0.31	$0.31	$1.24	$1.24

Omega Financial Corporation
Consolidated Net Interest Income Analysis
Fourth Quarter 2007 vs. Fourth Quarter 2006
(In thousands)
	Fourth Quarter 2007			Fourth Quarter 2006			Increase/(Decrease)

	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change

INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	22,293	3.95%	222	11,738	4.36%	129	106	(13)	93
Federal Funds Sold	33,876	4.50%	384	13,489	5.26%	179	234	(29)	205

Total Money Market Investments	56,169	4.28%	606	25,227	4.84%	308	340	(42)	298

Investment Securities

U.S. Treasuries and Agencies	258,748	4.66%	3,037	276,502	4.07%	2,835	(190)	392	202
State and Municipals-Tax Free	695	3.45%	6	16,265	2.31%	94	(119)	31	(88)
Corporate Securities & Stock	25,199	6.08%	383	24,331	6.00%	365	13	5	18

Total Investment Securities	284,642	4.78%	3,426	317,098	4.13%	3,294	(297)	429	132

Loans

Commercial Loans	216,325	7.31%	3,988	247,984	7.52%	4,699	(583)	(128)	(711)
Tax Free Commercial Loans	16,267	4.90%	201	17,839	4.80%	216	(19)	4	(15)
Real Estate Loans	630,459	6.81%	10,731	665,012	6.90%	11,477	(596)	(150)	(746)
Tax Free Real Estate Loans	37,949	4.37%	415	40,463	4.34%	439	(27)	3	(24)
Personal Loans and Leases	207,554	7.61%	3,979	191,730	7.12%	3,442	293	244	537

Total Loans	1,108,554	6.95%	19,314	1,163,028	6.95%	20,273	(933)	(26)	(959)

Total Earning Assets	1,449,365	6.42%	23,346	1,505,353	6.32%	23,875	(889)	360	(529)

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	292,163	0.65%	476	298,946	0.78%	586	(13)	(97)	(110)
Money Market Deposits	65,928	1.47%	245	78,236	1.51%	297	(45)	(8)	(52)
Savings Deposits	168,921	0.55%	234	181,884	0.55%	252	(18)	—	(18)
CD’S, $100,000 and Over	90,324	4.41%	1,005	97,569	4.28%	1,052	(79)	32	(47)
Other Time Deposits	433,672	4.26%	4,652	470,560	3.92%	4,651	(382)	383	1

Total Interest Bearing Deposits	1,051,008	2.50%	6,612	1,127,195	2.41%	6,838	(537)	311	(226)

Short-Term Borrowings	68,152	3.01%	517	61,838	3.78%	589	56	(128)	(72)
Long-Term Debt	82,372	6.08%	1,253	84,303	5.90%	1,244	(29)	38	9
Other Interest Bearing Liabilities	799	4.01%	8	814	4.42%	9	(0)	(1)	(1)
Demand Deposits	232,341			232,014
Cash	(45,648)			(49,442)
Other	60,341			48,631

Total Funding Sources	1,449,365	2.30%	8,390	1,505,353	2.29%	8,680	(510)	220	(290)

Net Int Spread — Net Int Income		4.12%	14,956		4.03%	15,195	(380)	141	(239)

Net Int Spread — Tax Equivalent		4.21%			4.14%

Net Int Income — Tax Equivalent			15,291			15,598
Tax Rate		35%			35%